UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
 SCHEDULE 14A
 (Rule 14a-101)
 Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934 (Amendment No. )

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AMERICAN PACIFIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if Other Than the Registrant)

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AMERICAN PACIFIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 8, 2005

          Notice is hereby given that the Annual Meeting of the Stockholders of American Pacific Corporation (the “Company”) will be held at the Las Vegas Country Club, Rotunda Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada, on March 8, 2005, at 10:30 a.m. local time, for the following purposes:

1.	To elect Directors as follows:

(a) To elect two Class A Directors to hold office until the 2007 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualify; and

(b) To elect three Class B Directors to hold office until the 2008 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualify; and

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2005; and

3.	To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

          Reference is made to the accompanying Proxy Statement for more complete information concerning the foregoing matters.  The Board of Directors has fixed the close of business on Wednesday, January 26, 2005, as the date as of which the stockholders who are entitled to notice of, and to vote at, said meeting and any adjournment(s) or postponement(s) thereof, are to be identified.  Only persons who were stockholders of record as of the close of business on January 26, 2005 are entitled to notice of and to vote at the meeting and any adjournment(s) or postponement(s) thereof.

          All stockholders of the Company are cordially invited to attend the meeting in person.  You may vote your shares by telephone, via the internet or by mail by following the instructions on your proxy card.  If you vote by telephone or via the internet, you should not return your proxy card.  If you choose to vote by mail, please sign, date and return the proxy card in the envelope provided.  Stockholders who attend the Annual Meeting may vote in person at the Annual Meeting even if they have previously returned a proxy.  If you receive more than one proxy because your shares are registered in different names or at different addresses, please sign and return each such proxy so that all of your shares may be represented at the Annual Meeting.

By Order of the Board of Directors

Seth L. Van Voorhees, Secretary
January 28, 2005

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
of
AMERICAN PACIFIC CORPORATION
3770 Howard Hughes Parkway, Suite 300
Las Vegas, Nevada  89109
(702) 735-2200

          The enclosed proxy is solicited on behalf of the Board of Directors of American Pacific Corporation, a Delaware corporation (the “Company”), for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, March 8, 2005, at 10:30 a.m., local time, or at any adjournment(s) or postponement(s) thereof.  The Annual Meeting will be held at the Las Vegas Country Club, Rotunda Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada.  This Proxy Statement was first sent to stockholders on or about January 28, 2005, accompanied by the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2004.

At the Annual Meeting, the following matters will be considered and voted on:

1.	Election of Directors, as follows:

(a) Election of two Class A Directors to hold office until the 2007 Annual Meeting of Stockholders and thereafter until their successors shall have been duly elected and qualify; and

(b) Election of three Class B Directors to hold office until the 2008 Annual Meeting of Stockholders and thereafter until their successors shall have been duly elected and qualify; and

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2005; and

3.	Such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends that stockholders vote FOR election of the Directors proposed in Item No. 1 below and FOR the ratification of the appointment of Deloitte & Touche LLP proposed in Item No. 2 below.  Officers and Directors of the Company, collectively owning, directly or indirectly, 512,858 shares, or approximately 7%, of the Company’s $.10 par value common stock (the “Common Stock”) as of January 26, 2005 (the “Record Date”), have indicated that they intend to vote in favor of election of the Directors proposed in Item No. 1 below and for the ratification of the appointment of  Deloitte & Touche LLP proposed in Item No. 2 below.  The Company’s principal executive offices are located at 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada  89109, and its telephone number at that address is (702) 735-2200.

QUORUM AND VOTING RIGHTS

          Stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.  On January 26, 2005, 7,292,000 shares of Common Stock were issued and outstanding.  The holder of each share is entitled to cast one vote on all matters.  The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

SOLICITATION OF PROXIES

          The solicitation of Proxies pursuant to this Proxy Statement will be made primarily by mail.  In addition, officers, employees and other representatives of the Company and its subsidiary corporations, without compensation, may solicit proxies by telephone, telegraph, facsimile transmission, mail or personal interview.  Arrangements will also be made with banks, brokerage firms and others to forward solicitation materials to the beneficial owners of shares held of record by them.  The total cost of the solicitation process, including the reimbursement of the expenses of brokers and nominees, will be borne by the Company.

VOTING AND REVOCATION OF PROXIES; ADJOURNMENT

          Shares represented by valid proxies received by the Company will be voted in accordance with the specifications made therein by the stockholder.  Any valid proxy that does not specify otherwise will (unless the proxy is validly revoked) be voted “for” the election of the Directors proposed in Item No. 1, “for” the ratification of the appointment of Deloitte & Touche LLP proposed in Item No. 2 and, in the discretion of the proxy holders, on such other matters as may properly come before the Annual Meeting.

          The election of Directors requires the affirmative vote of 80% of the shares of Common Stock present and voting at the Annual Meeting.  According to the Certificate of Incorporation and Bylaws of the Company, in the event that nominees of a Class (or Classes) of Directors standing for election do not receive the affirmative vote of 80% of such shares present and voting, the incumbent Directors will remain in office until the next annual meeting, at which time such Class (or Classes) and the next Class (whose terms will expire in 2006) will stand for election.  In accordance with the Certificate of Incorporation and Bylaws, one Class A Director, John R. Gibson, is standing for election at this time because, although he received a majority of the votes cast in last year’s election, such number was less than 80% of the votes cast. In addition, Jan H. Loeb, who is currently a Class B Director, has been nominated and is standing for election as a Class A Director at this time in order to cause the number of Directors in each class to be as nearly equal as possible.  The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting will be required to approve the ratification of the appointment of Deloitte & Touche LLP and to take any other action at the meeting.

          The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the election of Class A Directors and Class B Directors and the ratification of the appointment of Deloitte & Touche LLP described herein.  A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Secretary of the Company at the Company’s principal executive offices identified above prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date than that of the previous proxy.  The mere presence of a stockholder at the Annual Meeting will not revoke a proxy previously given.

          In the event that sufficient votes in favor of election of the Directors proposed in Item No. 1 are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies.  Any such adjournments will require the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting, whether or not a quorum is present.  The persons named as proxies will vote in favor of any such proposed adjournments.

          Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as election inspector for the meeting.  The election inspector will treat shares represented by proxies that “withhold authority to vote” as shares that are present and entitled to vote for purposes of determining the presence of a quorum and the election of Directors.  Pursuant to Delaware law, shares voted by brokers as to discretionary matters only and shares abstaining will be counted as present for the purpose of determining whether a quorum is present.  With respect to the proposal for the ratification of the appointment of Deloitte & Touche LLP, abstentions and shares with respect to which a registered holder has indicated on the proxy that the registered holder does not have discretionary authority to vote on the matter (“broker non-votes”) will be treated as not present and voting with respect to that matter and, accordingly, will have no effect on the result.

PRINCIPAL HOLDERS OF VOTING SECURITIES

          The following table sets forth information as of the most recent practicable date as to those persons known to the Company to own beneficially five percent or more of the outstanding Common Stock of the Company, the only outstanding voting securities of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		% of Common Stock Outstanding

Aegis Financial Corporation (2) 1100 North Glebe Road Arlington, VA 22201	925,424	(2)	12.7%
Franklin Resources, Inc. (3) One Franklin Parkway San Mateo, CA 94403-1406	696,028	(3)	9.5%
Donald Smith & Co., Inc.(4) 152 W. 57th St., 22nd Floor New York, New York 10019	679,627	(4)	9.3%
Advisory Research, Inc. (5) 180 N. Stetson Street, Suite 5780 Chicago, IL 60601	614,209	(5)	8.4%
Fred D. Gibson, Jr.	442,432	(6)	6.1%
Dimensional Fund Advisors, Inc. (7) 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	415,006	(7)	5.7%

(1)	Each stockholder in the table exercises sole voting and investment power with respect to the Company’s Common Stock indicated as beneficially owned by such stockholder.

(2)	Information with respect to this stockholder was obtained from a Form 13F-HR filed with the Securities and Exchange Commission on November 15, 2004.

(3)	Information with respect to this stockholder was obtained from a Form 13F-HR/A filed with the Securities and Exchange Commission on December 20, 2004.

(4)	Information with respect to this stockholder was obtained from a Form 13F-HR filed with the Securities and Exchange Commission on October 13, 2004.

(5)	Information with respect to this stockholder was obtained from a Form 13F-HR/A filed with the Securities and Exchange Commission on November 18, 2004.

(6)	Includes 19,500 shares of Common Stock subject to options granted to Mr. Gibson pursuant to the Company’s stock option plans, which options are exercisable within 60 days after January 26, 2005.

(7)	Information with respect to this stockholder was obtained from a Form 13F-HR filed with the Securities and Exchange Commission on January 7, 2005.

ITEM NO. 1 – ELECTION OF DIRECTORS

ELECTION OF CLASS A DIRECTORS

          On November 9, 2004, the Board of Directors, upon recommendation of the Corporate Governance Committee (see below), nominated the following persons, both of whom are presently Directors, for re-election to serve in the class and for the term indicted below, and until their respective successors have been elected and qualify.

Name	Class of Director	To Serve Until Annual Meeting in

John R. Gibson	A	2007
Jan. H. Loeb	A	2007

ELECTION OF CLASS B DIRECTORS

          On November 9, 2004 the Board of Directors, upon recommendation of the Corporate Governance Committee, nominated the following persons, all of whom are presently Directors, for re-election to serve in the class and for the term indicated below, and until their respective successors have been elected and qualify:

Name	Class of Director	To Serve Until Annual Meeting in

Norval F. Pohl	B	2008
C. Keith Rooker	B	2008
Jane L. Williams	B	2008

          The Company’s Certificate of Incorporation provides that the Company’s Board of Directors shall comprise not less than three nor more than twelve Directors and shall be divided into three classes.  Such classes are to be as nearly equal in number as possible and the number of Directors comprising the whole Board and comprising each class is to be determined by the Board of Directors.  Subsequent to the Annual Meeting, the Board of Directors will consist of three Class A Directors, three Class B Directors, and two Class C Directors.  Except as specified above under “Voting and Revocation of Proxies,” one Class of Directors is elected annually and Directors in a Class are elected for a term of office of three years and until a successor is duly elected and qualifies.

          The Board of Directors recommends that the stockholders vote “FOR” each of the above-named nominees.  It is intended that the persons named in the accompanying proxy will vote for the election of those nominees, unless the stockholder giving the proxy withholds authority to vote for one or more of them.  The Board of Directors believes that each of the nominees will be available and able to serve as a Director, but if for any reason any of them is not, the persons named as proxy may exercise discretionary authority to vote for a substitute nominee (or substitute nominees) proposed by the Board of Directors.  However, the Board of Directors does not intend to make any such substitution.  Proxies cannot be voted for a number of persons greater than the number of Class A and Class B nominees named herein.

          Information concerning the Directors of the Company, including the nominees, is set forth below.  The table below indicates the number of shares of Common Stock beneficially owned by each Director, or that such Director has the right to vote or the right to acquire within 60 days after January 26, 2005, and by all of the Directors and executive officers of the Company as a group, as of January 26, 2005.

Name	Age	Director Since	Stock Ownership Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock

NOMINEES FOR ELECTION
Class A Directors (term of to office expire in 2007)
John R. Gibson	67	1988	137,635	(2)	1.9%
Jan H. Loeb	46	1997	17,500	(3)	(4)
Class B Directors (term of to office expire in 2008)
Norval F. Pohl	61	1986	22,000	(5)	(4)
C. Keith Rooker	67	1988	12,500	(6)	(4)
Jane L. Williams	66	1993	24,500	(5)	(4)
CONTINUING MEMBERS OF THE BOARD
Class A Director (term of office expires in 2007)
Dean M. Willard	58	1997	19,500	(5)	(4)
Class C Directors (term of office expires in 2006)
Fred D. Gibson, Jr.	77	1982	442,432	(5)	6.1%
Berlyn D. Miller	67	1993	23,655	(5)	(4)
All Directors and executive officers as a group (9 persons)			699,722	(7)	9.6%

(1)	Each Director and executive officer exercises sole voting and investment power with respect to the Common Stock indicated as beneficially owned by him, unless otherwise indicated.

(2)	Includes, with respect to Mr. John R. Gibson, 72,500 shares of Common Stock subject to options, which options are exercisable within 60 days after January 26, 2005.

(3)	Consists of 17,500 shares of Common Stock subject to options held by Mr. Loeb, which are exercisable within 60 days after January 26, 2005.

(4)	Less than 1%.

(5)	Includes, with respect to such Director, 19,500 shares of Common Stock subject to options, which options are exercisable within 60 days after January 26, 2005.

(6)	Consists of 12,500 shares of Common Stock subject to options held by Mr. Rooker, which are exercisable within 60 days after January 26, 2005.

(7)

Includes, with respect to all Directors and executive officers as a group, an aggregate of 200,000 shares of Common Stock subject to options, which options are exercisable by such persons within 60 days after January 26, 2005.

THE DIRECTORS

Independence of Directors

          The Board of Directors of the Company has determined that each of the Company’s Directors, other than Mr. John R. Gibson and Mr. Fred D. Gibson, Jr., and each member of the Audit Committee and the Corporate Governance Committee of the Board of Directors, is an “independent director” as currently defined in Rule 4200(a)(15) of the Rules of the National Association of Securities Dealers, Inc.  In addition, the Board of Directors has determined that each member of the Audit Committee is independent within the meaning of Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Business Experience of Directors

          Fred D. Gibson, Jr. has been a Director of the Company since 1982.  Mr. Gibson served as Chief Executive Officer, Chairman of the Board and President of the Company and Chairman and Chief Executive Officer of each of the Company’s subsidiaries, from 1985 to July 1997, and Chairman of the Board until March 1998.  Mr. Gibson also served as Chairman, President and Chief Executive Officer of Pacific Engineering & Production Co. of Nevada, predecessor company to American Pacific Corporation, from April 1966 until May 1988.  Until July 2002, Mr. Gibson was a Director of Nevada Power Company (now Sierra Pacific Resources), an electric utility for more than five years.  Mr. Gibson has also been a director of Cashman Equipment Company, a distributor of heavy machinery for more than five years.  Mr. Gibson currently is a private consultant and serves as a consultant to the Company on an “as requested” basis.  Mr. Gibson is the brother of John R. Gibson.

          John R. Gibson has been a Director of the Company since 1988, became Chief Executive Officer and President of the Company in July 1997 and was appointed Chairman of the Board in March 1998.  Mr. Gibson has also served as the Chief Executive Officer and President of each of the Company’s subsidiary corporations since July 1997.  Mr. Gibson was the Company’s Vice President-Engineering & Operations from March 1992 to July 1997 and has been the President of American Azide Corporation, a wholly-owned subsidiary of the Company, since 1993.  Prior to that time, Mr. Gibson was the Director of Modernization of USS-POSCO Industries, a finishing mill for flat rolled steel products, a position Mr. Gibson held for more than five years.  Mr. Gibson is the brother of Fred D. Gibson, Jr.

          Jan H. Loeb was elected a Director of the Company in January 1997.  Mr. Loeb is currently a portfolio manager for Amtrust Financial Group.  In 2004 he was a portfolio manager for Chesapeake Partners.  From 2001 through 2003 he was a Managing Director of Jefferies & Company, Inc., a New York based investment firm.  From 1994 to 2001 Mr. Loeb was a Managing Director of Dresdner Kleinwort Wasserstein, Inc. (formerly known as Wasserstein Perella & Co., Inc.), a New York based investment banking firm.  Mr. Loeb was employed by Legg Mason Wood Walker, Inc. from 1991 to 1994, and operated his own firm, Loeb Financial Services, from 1988 to 1991.

          Berlyn D. Miller was elected a Director of the Company in November 1993.  Mr. Miller was also a Director of Western Electrochemical Company, the Company’s former principal operating subsidiary, from 1989 until 1995.  Mr. Miller was the Chairman, President and Chief Executive Officer of ACME Electric of Las Vegas, Nevada, a construction contractor, until 1997, a position he held for more than five years.  Mr. Miller is currently CEO of Berlyn Miller & Associates, a Government relations and business consulting firm.  He is also Vice President of N.F.K. International, a furniture manufacturer.

          Norval F. Pohl has been a Director of the Company since 1986.  Dr. Pohl was also a Director of Western Electrochemical Company from 1989 until 1995.  Since October 2000, Dr. Pohl has served as President of the University of North Texas, where he served as Provost and Executive Vice President from January 1999 through October 2000.  He was the Vice President of Finance and Administration of the University of Nevada Las Vegas from 1994 to 1998, and also served as the Dean of its College of Business and Economics from 1986 to 1998.  Dr. Pohl is also a Director of the Flagstaff Institute, in Flagstaff, Arizona, and a Director of the Professional Development Institute, in Denton, Texas.

          C. Keith Rooker has been a Director of the Company since 1988.  Mr. Rooker was the Executive Vice President of the Company from 1988 to July 1997, and was also a Vice President of the Company from 1985 to 1988 and the Company’s Secretary and General Counsel from 1985 to July 1997.  Mr. Rooker has been a Partner in the Las Vegas, Nevada and Salt Lake City, Utah law firm of Rooker, Later & Rawlins, LLP for more than five years.  The Company has retained this law firm in the past and during the current fiscal year.

          Dean M. Willard was elected a Director of the Company in January 1997.  Mr. Willard is an executive, business owner and investor. From August 1999 to December 2004, he served as Chairman and Chief Executive Officer of Permatex, Inc. and its parent company PBT Brands, Inc.  Permatex is a leading supplier of functional chemicals to the automotive aftermarket.  Mr. Willard is Chairman and Chief Executive Officer of Advanced Chemistry and Technology Corporation, a supplier of specialty sealants, adhesives and primers to the aircraft market.  Mr. Willard is also affiliated with The Jordan Company LP, New York, a private investment partnership.  He serves as Chairman of the Board of Prajna Group, Corp., a New York based company that invests in private equity transactions. He also serves as Founder, Chairman and Chief Executive Officer of Sangha Associates, a family owned business which provides equity and management services to a variety of small and intermediate sized companies.

          Jane L. Williams was elected a Director of the Company in November 1993.  Ms. Williams was also a Director of Western Electrochemical Company from 1989 until 1995.  Ms. Williams is the President, Chairman and Chief Executive Officer of TechTrans International of Houston, Texas, a provider of technical language support services, a position she has held since 1993.  Before founding TechTrans International, Ms. Williams was a consultant to businesses in the aerospace industry for more than five years.

Standing Committees of the Board of Directors

          The Committees of the Board of Directors of the Company consist of the following:  the Audit Committee, the Corporate Governance Committee, the Environmental Oversight Committee, the Finance Committee, and the Pension Plan Committee. The membership and functions of these committees are described below.

          Audit Committee.  The Audit Committee consists of Norval F. Pohl, Chairman, Jan H. Loeb, Berlyn D. Miller, Dean M. Willard and Jane L. Williams.  The Audit Committee’s primary responsibilities include: (a) appointment, compensation and oversight of the Company’s independent auditors, who shall report directly to the Committee, including (i) prior review of the independent auditors’ plan for the annual audit, (ii) pre-approval of both audit and non-audit services to be provided by the independent auditors and (iii) annual assessment of the qualifications, performance and independence of the independent auditors; (b) overseeing and monitoring the Company’s accounting and financial reporting processes and internal control system, audits of the Company’s financial statements and the quality and integrity of the financial reports and other financial information issued by the Company; (c) providing an open avenue of communication among the independent auditors and financial and other senior management and the Board of Directors; (d) reviewing with management and, where applicable, the independent auditors, prior to release, required annual, quarterly and interim filings by the Company with the Securities and Exchange Commission and the type and presentation of information to be include in earnings press releases; (e) reviewing material issues, and any analyses by management or the independent auditors, concerning accounting principles, financial statement presentation, the adequacy of the Company’s internal controls and significant financial reporting issues and judgments and the effect of regulatory and accounting initiatives on the Company’s financial statements; (f) reviewing with the Company’s legal counsel any legal matters that could have a significant effect on the Company’s financial statements, compliance with applicable laws and regulations and inquiries from regulators or other governmental agencies; (g) reviewing and approving all related party transactions between the Company and any director, executive officer, other employee or family member; (h) reviewing and overseeing compliance with the Company’s Standards of Business Conduct; (i) establishing procedures regarding the receipt, retention and treatment of, and the anonymous submission by employees of the Company of, complaints regarding the Company’s accounting, internal controls or auditing matters; and (j) reporting Audit Committee activities to the full Board of Directors and issuing annual reports to be included in the Company’s proxy statement.  The Board of Directors has determined that Mr. Norval F. Pohl, Mr. Jan H. Loeb and Mr. Dean M. Willard are “audit committee financial experts” as defined in Item 401(h) of Regulation S-K.  See descriptions of their relevant experience above.  See below for the Report of the Audit Committee for the fiscal year ended September 30, 2004.  The Audit Committee held five meetings during the Company’s fiscal year ended September 30, 2004.

          Corporate Governance Committee.  The Corporate Governance Committee consists of Berlyn D. Miller, Chairman, Jan H. Loeb, Norval F. Pohl, Dean M. Willard and Jane L. Williams.  The Corporate Governance Committee is responsible for overseeing the Company’s compliance with policies and procedures respecting business ethics and conduct, identifying and proposing candidates to serve as Directors of the Company, recommending candidates to serve as executive officers of the Company, recommending the levels and types of executive compensation and overseeing the Company’s stock option plans.  A copy of the Corporate Governance Committee Charter and the Company’s policy entitled “Standards of Business Conduct” may be found on the Company’s website at www.apfc.com.  The Corporate Governance Committee has not adopted a policy or process by which stockholders may make recommendations to the Committee of candidates to be considered by the Committee for nomination for election as Directors.  The Committee has determined that it is appropriate not to have such a policy because the Corporate Governance Committee will consider any candidate for Director recommended by a stockholder of the Company if such recommendation is submitted in accordance with the process for stockholders to make nominations for Director of the Company, as set forth in the Company’s Bylaws, which process is described under the heading “Stockholder Proposals for 2006 Annual Meeting and Director Nominations” in this Proxy Statement.  Apart from that procedure, the Corporate Governance Committee also remains open (albeit without a formal process) to nominees for Director.  The Committee will consider multiple sources for identifying and evaluating nominees for Director, including referrals from current Directors and stockholders.  The Committee has identified certain qualifications it believes an individual should possess before it recommends such person as a nominee for election to the Board of Directors.  The Committee believes that nominees for Director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company’s stockholders.  The Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of The Nasdaq Stock Market, Inc. and reflects a range of talents, ages, skills, diversity, background, experience and expertise, particularly in the areas of management, leadership, corporate governance and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.  See below for the Report of the Corporate Governance Committee regarding executive compensation.

          The Corporate Governance Committee held seven meetings during the Company’s fiscal year ended September 30, 2004.

          Environmental Oversight Committee.  The Environmental Oversight Committee consists of C. Keith Rooker, Chairman, Fred D. Gibson, Jr., Jan H. Loeb, and Dean M. Willard.  The Environmental Oversight Committee oversees the Company’s compliance with applicable environmental standards, statutes and regulations.  The Environmental Oversight Committee held two meetings during the Company’s fiscal year ended September 30, 2004.

          Finance Committee.  The Finance Committee consists of Jan H. Loeb, Chairman, Fred D. Gibson, Jr., and C. Keith Rooker.  The Finance Committee oversees the Company’s treasury functions, including cash flow plans, proposed capital expenditures and acquisitions, tax planning and budgeting.  The Finance Committee did not meet during the Company’s fiscal year ended September 30, 2004.

          Pension Plan Committee.  The Pension Plan Committee consists of Jane L. Williams, Chairman, Fred D. Gibson, Jr. and C. Keith Rooker.  The Pension Plan Committee administers the Company’s defined benefit pension and 401(k) plans and oversees the performance of the managers of pension plan assets.  The Pension Plan Committee held one meeting during the Company’s fiscal year ended September 30, 2004.

Board Of Director’s Meetings and Annual Meeting of Stockholders

          A total of ten regularly scheduled and special meetings of the Company’s Board of Directors was held during the Company’s fiscal year ended September 30, 2004.  Each Director attended at least 75 percent of the total of such meetings and of the meetings of all committees of the Board of Directors on which such Director served that were held during the period of time he or she was a Director and a member of such committees.  Generally, all of the members of the Company’s Board of Directors have attended the Company’s annual meetings of stockholders in the past, and are generally expected to continue to do so in the future.  Accordingly, the Company has not deemed it necessary to adopt a formal policy with respect to such attendance.  All of the members of the Company’s Board of Directors attended the Company’s 2004 Annual Meeting of Stockholders.

Communications with the Board of Directors

          The Board of Directors provides a process for stockholders to send communications to the Board or to any Directors.  Stockholders may send written communications to the Board or to any of its Directors by sending such communications in care of the Secretary of the Company, American Pacific Corporation, 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada  89109.  All such communications will be compiled by the Secretary of the Company and relayed promptly to the Board or the individual Directors.

MANAGEMENT

Executive Officers

          The persons who were serving as executive officers of the Company as of September 30, 2004 are John R. Gibson and Seth L. Van Voorhees.  All officers are elected annually by the Board of Directors and serve until their respective successors have been duly elected and qualified.  Mr. Gibson serves under an employment agreement discussed below.

          For certain information concerning John R. Gibson, see “The Directors,” above.

          Seth L. Van Voorhees, age 44, has been the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer since March 12, 2004.  Prior to accepting his current position with the Company, he held senior investment banking positions at Young and Partners (2001 – 2004), PaineWebber/UBS (1999 – 2001) and Wasserstein Perella (1996 – 1999), specializing in the chemical and advanced materials industries.  Mr. Van Voorhees holds a Ph.D. in chemistry from the University of Pennsylvania and an MBA in finance from Columbia University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires certain of the Company’s officers, the Company’s directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”).  Officers, directors and greater than ten percent stockholders are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended September 30, 2004 there was compliance with all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders, except that each of the following persons filed one late report with respect to a grant of options that took place automatically by operation of the 2002 Directors Stock Option Plan:  Fred D. Gibson, Jr., C. Keith Rooker, Dean M. Williard, Norval F. Pohl, Jane L. Williams, Berlyn D. Miller and Jan H. Loeb.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

          The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company’s Chief Executive Officer, its other executive officer (i.e., its Chief Financial Officer) and the Company’s former Chief Financial Officer (the “Named Executive Officers”).

		Annual Compensation (1)			Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)

John R. Gibson (2) Chairman of the Board, Chief Executive Officer and President	2004	406,000	—	—	—
	2003	402,000	—	—	50,000
	2002	399,000	—	—	—
Seth L. Van Voorhees Vice President, Chief Financial Officer, Secretary and Treasurer since March 12, 2004	2004	172,000	—	—	—
	2003	—	—	—	—
	2002	—	—	—	—

David N. Keys Executive Vice President, Chief Financial Officer, Secretary and Treasurer until March 12, 2004	2004	165,000	—	—	—
	2003	330,000	—	—	45,000
	2002	327,000	—	—	—

(1)

The Company provides an automobile and/or commutation benefit for certain of its officers.  After reasonable inquiry, the Company has concluded that the aggregate amount of such compensation for any Named Executive Officer does not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the Named Executive Officer.

(2)

The cash compensation reported for Mr. John R. Gibson does not include compensation paid to Mr. Gibson’s sister, Ms. Linda G. Ferguson, the Company’s Vice President-Administration, or to Mr. Gibson’s son, Jeff Gibson, who is employed in an operating division of the Company.

Employment and Severance Agreements

          Mr. John R. Gibson is employed under an employment agreement that was amended effective January 1, 2002, providing for the compensation disclosed above (including that payable under existing employment benefit plans), as well as any future compensation increases.  The agreement provides for a term of three years, which term shall automatically extend, in the absence of notice to the contrary, from year to year up to age 70.  The agreement is terminable prior to the expiration of its term upon the death or disability of the executive or, at the Company’s election, for “cause” (as defined in the agreement) or due to a material breach by the executive of his obligations under the agreement.  In the event of certain Corporate Capital Transactions (as defined in the agreement) or termination by the Company without “cause,” Mr. Gibson is entitled to receive severance compensation equal to three years’ then current base salary under their respective agreements.

          Mr. Keys was employed under an employment agreement similar to, and amended effective the same date as, Mr. Gibson’s.  Mr. Keys’s employment with the Company terminated on March 12, 2004.  In connection with such termination, the Company agreed to make payments to Mr. Keys of approximately $330,000 per year for the three-year period following termination of employment in extinguishment of the severance compensation obligation in his employment agreement, lump sum payments of approximately $597,000 in extinguishment of Mr. Keys’s rights in respect of the Company’s Supplemental Executive Retirement Plan and $100,000 in respect of certain other obligations under his employment agreement, and an aggregate of $4,100 per month for the 36 months following termination of employment in respect of other considerations in connection with his termination.  The amounts shown in the foregoing table do not include any of the foregoing payments.

Stock Options

          The following tables provide information with respect to the Named Executive Officers concerning options exercised during the Company’s fiscal year ended September 30, 2004, unexercised options held as of September 30, 2004, and the Company’s equity compensation plans as of September 30, 2004.    During the fiscal year ended September 30, 2004,  no options were issued to employees of the Company under the 2001 Stock Option Plan and options to acquire 40,000 shares of Common Stock were issued to Directors of the Company under the 2002 Directors Stock Option Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End(1) ($)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable / Unexercisable	Exercisable / Unexercisable

John R. Gibson	100,000	342,750	72,500/0	0/0
Seth L. Van Voorhees	—	—	—/—	—/—
David N. Keys	127,000	347,528	0/0	0/0

(1)	On September 30, 2004, the closing price of the Company’s Common Stock on the Nasdaq Stock Market® was $7.469 per share.

          The following table sets forth the information indicated with respect to equity compensation plans of the Company as of September 30, 2004.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans (including directors) approved by security holders	304,500	$7.707	355,000
Equity compensation plans not approved by security holders	—	—	—

Total	304,500	$7.707	355,000

Retirement Benefits

          Under the Company’s defined benefit pension plan, eligible employees, including employees who are Directors and executive officers, are entitled to receive a pension benefit based upon their years of service and their “average compensation.”  The term “average compensation” is defined to be the average of the employee’s earnings for the sixty consecutive months of employment during which the employee’s compensation was the highest, subject to applicable limitations provided by law.  Effective January 1, 1994, the applicable limitation on compensation was $150,000 subject to adjustment for inflation in future years.  During the calendar year 2004, the $150,000 figure, adjusted for inflation, amounted to $205,000.  The annual retirement benefit provided under the plan is two percent of each employee’s “average compensation,” plus 0.65 percent of each employee’s “average compensation” in excess of the applicable covered compensation, for each year of service, up to 20.  The covered compensation is derived from the 1988 social security tables and depends upon each individual’s year of birth.  The maximum benefit under the defined benefit pension plan is limited to the lesser of 100 percent of average compensation or the sum of $90,000, as adjusted for inflation.  Legislation that became effective on January 1, 2002 increased this figure to $160,000, subject to adjustment for inflation in future years.  During calendar year 2004, the $160,000 figure, adjusted for inflation, amounted to $165,000.  Employees become vested in their pension benefits as they complete years of service in the employ of the Company or its subsidiary corporations, and are fully vested after seven years of service with the Company and its subsidiary corporations.

          The following table presents the noncontributory annual benefits payable for life under the Company’s pension plan to employees, assuming normal retirement at age 65 during the Company’s current fiscal year under a single life annuity.  The amounts shown below represent the application of the pension plan formula to the amounts of compensation and years of service shown.  The amounts shown below do not include social security benefits upon retirement.  Nor does the Company’s pension plan give credit for years of service in excess of 20.  Benefits payable under the pension plan must be in compliance with the applicable guidelines or maximums prescribed in the Employee Retirement Income Security Act of 1974, as currently stated or as adjusted from time to time.  The amounts shown below do not anticipate future changes in salary levels or inflation.  All benefits shown are for an employee born in 1939 (age 65 in 2004).  Benefits for employees born later may be lower.

PENSION PLAN TABLE

	Years of Service

Average Compensation	15	20	25

$ 125,000	$46,470	$61,960	$61,960
150,000	56,408	75,210	75,210
175,000	66,345	88,460	88,460
200,000	76,283	101,710	101,710

          The credited years of service under the pension plan as of September 30, 2004 for each of the Company’s Named Executive Officers is as follows:  John R. Gibson, 13 years and David N. Keys, 14 years.

          John R. Gibson also participates in the American Pacific Corporation Supplemental Executive Retirement Plan (the “SERP”).  The SERP provides total annual retirement benefits, including annual retirement benefits provided under the Company’s defined benefit pension plan, equal to 60 percent of average compensation.  The SERP defines average compensation as the average of the employee’s earnings for the three consecutive years of employment during which the employee’s compensation was the highest.  Vesting in the SERP occurs over a 10-year period subject to meeting certain age plus years of service requirements.  As of September 30, 2004, and assuming ten years of service and meeting the age plus years of service requirements, annual benefits payable in the form of a single life annuity under the SERP at the age of 65 were approximately $175,000 to Mr. Gibson.  At September 30, 2004, Mr. Gibson was 100 percent vested in the above annual SERP benefits.

          David N. Keys also participated in the SERP and the Company made a lump sum payment to Mr. Keys in extinguishment of his interest therein in connection with the termination of his employment with the Company.

          The SERP benefits referred to above are in addition to the annual benefits currently accrued under the Pension Plan and do not anticipate future changes in salary levels or inflation.

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE REGARDING EXECUTIVE COMPENSATION

Executive Compensation Principles

          The Company’s executive compensation is based upon guiding principles designed to align executive compensation with the values, objectives, and business and financial performance of the Company, and to motivate the Company’s officers and key employees to achieve the Company’s goals of providing the Company’s stockholders with a competitive return on their investments, while at the same time providing the Company’s customers with quality products.  Toward that end, the Company’s executive compensation is designed to attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company; promote a performance-oriented environment that encourages Company and individual achievement; reward executive officers for long-term strategic management and the enhancement of stockholder value; and provide levels of total compensation that are competitive with those provided by other companies with which the Company may compete for executive talent.

Executive Compensation

          The Company’s executive compensation consists of both cash and equity-based compensation.  The Corporate Governance Committee of the Board of Directors is responsible for establishing and administering the policies that govern both cash and equity-based compensation.  The Corporate Governance Committee is responsible for reviewing the Company’s executive compensation on at least an annual basis to ensure conformance to the Company’s executive compensation principles.  Annual base salary increases reflect an individual’s performance and contribution to the Company over several years.

          Cash Compensation. The base salaries of the Company’s Chief Executive Officer, Chief Financial Officer and other officers were established by the Corporate Governance Committee after considering rates of compensation then being paid by the Company, as well as salary trends, overall performance and compensation levels for comparable positions in the industry.  Salary levels were also influenced by the Company’s continuing focus on cost containment.  The Company does not currently have an annual bonus plan.  Except as provided in the Company’s 2001 Stock Option Plan and 1997 Stock Option Plan, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, because the Company has not paid, and does not currently anticipate paying, compensation in excess of $1 million per annum to any employee.

          Equity Based Compensation.  The Company’s stock option plans are designed to advance the long-term interests of the Company by aligning the long-term interests of the Company’s executive officers with those of the Company’s stockholders by providing executive officers with an opportunity to build a meaningful equity position in the Company.  The Board of Directors or a committee thereof has in the past made grants of stock options to its executive officers.  The Corporate Governance Committee may recommend additional grants of stock options in the future.  No outstanding stock options were re-priced or modified during the Company’s fiscal year ended September 30, 2004.

January 28, 2005	CORPORATE GOVERNANCE COMMITTEE

Berlyn D. Miller, Chairman

Jan H. Loeb Norval F. Pohl Dean M. Willard Jane L. Williams

COMPENSATION OF DIRECTORS

          Directors of the Company (other than Mr. John R. Gibson) are compensated at the rate of $5,000 per quarter, plus $1,100 per meeting of the Company’s Board of Directors attended, and $800 per committee meeting attended, and are reimbursed for expenses incurred in attending Directors’ meetings.  Committee chairmen receive an additional $300 per committee meeting attended.  In addition, Mr. Rooker bills the Company at his customary rates for legal services rendered to the Company and expenses incurred in connection therewith.

          Directors of the Company (other than Mr. John R. Gibson) have also been granted stock options under the 2002 Directors Stock Option Plan.  In November 2003, each such director was granted options to purchase Common Stock at an exercise price of $8.36 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Directors who served on the Corporate Governance Committee during the fiscal year ended September 30, 2004 were Berlyn D. Miller, Chairman, Norval F. Pohl, Jane L. Williams and Dean M. Willard.

Indebtedness of Directors and Executive Officers

          In 1994, the Company loaned an aggregate of $553,000 to Fred D. Gibson, Jr., then the Company’s Chairman, President and Chief Executive Officer.  Mr. Gibson’s loan is evidenced by an unsecured promissory note that bears interest at the prime rate and is payable on demand.  As of September 30, 2004, the balance owing by Mr. Gibson under the promissory note, including accrued interest, was $40,091.

Transactions with Management and Others

          As discussed above, Mr. Fred D. Gibson, Jr., serves as a consultant to the Company on a “as requested” basis.  Payments made to Mr. Fred D. Gibson, Jr., including expense reimbursements for consulting services, were $79,250 during the fiscal year ended September 30, 2004.

          The Company is the General Partner of Gibson Business Park Associates 1986-1, a Nevada limited partnership (the “Limited Partnership”).  The Company owns a 70 percent interest in the capital and profits of the Limited Partnership.  The remaining 30 percent is owned as follows: ten percent by Fred D. Gibson, Jr., ten percent by C. Keith Rooker, five percent by the estate of the late Audrey B. Gibson (the wife of deceased former officer and Director of the Company James I. Gibson and sister-in-law to Fred D. Gibson, Jr. and John R. Gibson), two percent by James B. Gibson (a nephew of Fred D. Gibson, Jr. and John R. Gibson and former Associate General Counsel of the Company), and three percent by other former Directors of the Company.

          On July 31, 1990, the Company entered into a lease agreement with 3770 Hughes Parkway Associates Limited Partnership, a Nevada limited partnership (“Hughes Parkway”), pursuant to which the Company leased the third floor of a three-story building owned by Hughes Parkway.  In March 2001, the lease was extended for an additional five-year period.  The Company presently sublets approximately one-third of the total leased space.  Hughes Parkway is a limited partnership of which Crescent Real Estate Equities Limited Partnership (“Crescent Real Estate Equities”), a Delaware limited partnership, is the general partner, and of which the Limited Partnership is the sole limited partner, owning a 33 percent interest in Hughes Parkway.

          The Limited Partnership purchased its interest in Hughes Parkway in July 1990, by paying the sum of $1,040,490 in cash.  The Company contributed 70 percent of this amount and, accordingly, acquired a 70 percent interest in the Limited Partnership.  The remaining 30 percent was contributed by the aforementioned limited partners in the Limited Partnership.  The partnership agreement for Hughes Parkway provides that if the lease agreement between the Company and Hughes Parkway should be terminated due to a default by the Company, Crescent Real Estate Equities can purchase the interest of the Limited Partnership in Hughes Parkway at a discount of as much as 25 percent.  The Company has agreed to indemnify the Limited Partnership on account of any financial loss it may suffer as a result of this provision.  The lease agreement and participation in the Hughes Parkway transaction were approved by the members of the Board of Directors who are not limited partners in the Limited Partnership or related parties.

PERFORMANCE GRAPH

          The following graph shows a five-year comparison of cumulative total returns for the Company’s Common Stock, the Wilshire 5000 Index, the S & P SmallCap 600 Index and the S & P Specialty Chemicals Index.

REPORT OF THE AUDIT COMMITTEE

          In accordance with its written charter adopted by the Board of Directors (the “Board”) (a copy of which is available on the Company’s website, www.apfc.com), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  During fiscal 2004, the Committee met five times.

          In discharging its responsibility for oversight of the audit process, the Audit Committee obtained from the independent auditors, Deloitte & Touche LLP, a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The Committee also discussed with the auditors any relationships that might impact the auditors’ objectivity and independence and satisfied itself as to the auditors’ independence.

          The Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”, and discussed and reviewed the results of the independent auditors’ examination of the financial statements for the year ended September 30, 2004.

          The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2004, with management and the independent auditors.  Management has the responsibility for preparation of the Company’s financial statements and the independent auditors have the responsibility for examination of those statements.

          Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2004, for filing with the Securities and Exchange Commission.

January 28, 2005	AUDIT COMMITTEE

Norval F. Pohl, Chairman

Jan H. Loeb Berlyn D. Miller Dean M. Willard Jane L. Williams

ITEM NO. 2 – RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

          The firm of Deloitte & Touche LLP served as the Company’s independent auditors for the fiscal year ended September 30, 2004.  The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2005.  For the fiscal year ending September 30, 2005, Deloitte & Touche LLP has been engaged by the Audit Committee to audit the Company’s annual financial statements, review the Company’s quarterly financial statements and audit the Company’s 401(k) and Defined Benefit Pension Plans.  The Audit Committee approves all fees paid to Deloitte & Touche LLP prior to services being provided.  Although the selection of auditors does not require ratification, the Board has directed that the appointment of Deloitte & Touche LLP be submitted to stockholders for ratification due to the significance of such appointment.  If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board will consider the appointment of other certified public accountants. The approval of the proposal to ratify the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes cast by holders of the Common Stock.

          A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions from stockholders.

Fees Paid to Deloitte & Touche LLP

          The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche LLP for the fiscal years ended September 30:

	2004	2003

Audit Fees	$313,000	$134,000
Audit-Related Fees	30,000	22,000
Tax Fees	32,000	13,000
All Other Fees	3,000	—

Total	$378,000	$169,000

          Audit-Related fees represent fees for audits of the Company’s employee benefit plans.  Tax fees relate to reviews of the Company’s federal and state income tax returns for the years ended September 30, 2004 and 2003, and tax planning services.  Other fees in fiscal 2004 relate to the Company’s former Gibson Ranch Limited Liability Company joint venture.  The Audit Committee has considered whether the provision of the non-audit services listed as “All Other Fees” in the table is compatible with maintaining the independence of Deloitte & Touche LLP.  As noted above, the Audit Committee approves all services to be provided by Deloitte & Touche LLP prior to services being provided (subject to the de minimis exception permitted by the Exchange Act).

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING AND DIRECTOR NOMINATIONS

          In accordance with Securities and Exchange Commission Rule 14(a)(8), if a stockholder wishes to have a proposal considered for inclusion in the Company’s 2006 Annual Meeting of Stockholders and accompanying proxy solicitation materials, the proposal must be stated in writing and must be filed with the Secretary of the Corporation on or before October 1, 2005.  The Board of Directors will review any proposal that is received by that date and will determine whether it should be included in the Company’s 2006 Annual Meeting of Stockholders and proxy solicitation materials.

          The Company has adopted Bylaw provisions establishing procedures for stockholder proposals (other than those made pursuant to Rule 14(a)(8)) and for the nomination of Directors by stockholders, which, in the case of an annual stockholders’ meeting, require, among other things, notice by a stockholder to the Company not less than 70 days nor more than 90 days prior to the first anniversary of the prior year’s annual meeting (for the 2006 annual meeting, not later than January 1, 2006 nor earlier than December 12, 2005).  A copy of these Bylaw provisions may be found on the Company’s website at www.apfc.com.

          Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934, as amended, governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company’s proxy statement.  The rule provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary date of the date of mailing of the prior year’s proxy statement (or date specified in advance notice provisions), then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  In accordance with the notice provisions described above, the Company will be permitted to use its discretionary voting authority as outlined above, with respect to the Company’s 2006 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal which has not been timely submitted for inclusion in the Company’s proxy statement by January 1, 2006.

ANNUAL REPORT

          The Company will provide without charge to any stockholder of the Company, upon written request, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, as filed with the Securities and Exchange Commission.

OTHER BUSINESS

          As of the date of this proxy statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting.  If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

By Order of the Board of Directors

Seth L. Van Voorhees, Secretary
Dated: January 28, 2005

3770 HOWARD HUGHES PKWY. SUITE 300 LAS VEGAS, NV 89109

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 7, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 7, 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL -
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMERICAN PACIFIC CORPORATION, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717 no later than March 7, 2005.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AMPAC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN PACIFIC CORPORATION

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2

1.	Vote on Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for specific nominees, mark “For All Except” and write the nominee’s number on the line below.

	Class A Directors	O	O	O

To elect as Class A Directors, each to hold office until the 2007 Annual Meeting of Stockholders and thereafter until their successors have been duly elected and qualify, the nominees listed below:
01) John R. Gibson
02) Jan H. Loeb

Class B Directors

To elect as Class B Directors, each to hold office until the 2008 Annual Meeting of Stockholders and thereafter until their successors have been duly elected and qualify, the nominees listed below:
03) Norval F. Pohl
04) C. Keith Rooker
05) Jane L. Williams

2.	Vote on Proposal	For	Against	Abstain

	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2005.	O	O	O

The shares represented by this proxy when properly executed will  be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

AMERICAN PACIFIC CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 8, 2005

The undersigned hereby appoints John R. Gibson and Seth L. Van Voorhees, and each of them, with full power of substitution and revocation, the attorneys and proxies of the undersigned to attend and vote all shares of Common Stock of American Pacific Corporation that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of American Pacific Corporation, a Delaware corporation, to be held on March 8, 2005 at 10:30 a.m., local time, at the Las Vegas Country Club, Rotunda Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada, and at any adjournment(s) or postponement(s) thereof, hereby revoking any proxy heretofore given.  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated January 28, 2005.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR PROPOSED IN ITEM NO. 1 AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP PROPOSED IN ITEM NO. 2, AND IN ACCORDANCE WITH THE DETERMINATION OF THE PERSONS NAMED IN THIS PROXY ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued and to be signed on other side)